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                                 PROMISSORY NOTE

US $3,000,000                                                   October 24, 2001

     Spigadoro, Inc. (the "Borrower") hereby promises to pay to BEBINGTON HOLDINGS N.V. (the "Payee") or assignees, by wire transfer of immediately available funds, in lawful currency of the United States of America, at an account to be designated in writing by the Payee, the principal amount of THREE MILLION DOLLARS ($3,000,000) (the "Principal Amount") together with interest on such Principal Amount at the Applicable Interest Rate (as defined below), calculated on the basis of a 360 day year compromised of twelve 30 day months, per annum from the date hereof to the Maturity Date (as defined below). As used herein, "Applicable Interest Rate" means a rate of interest per annum equal to 6%, provided that in no event shall the rate of interest hereunder exceed the rate permitted by applicable laws. If any amount of principal or interest on or in respect of this note (hereinafter, the "Note") becomes due and payable on any date which is not a business day, such amount shall be payable on the next succeeding business day. Interest on the Principal Amount shall accrue and shall be payable on the Maturity Date (defined below).

     1. Maturity Date. As used herein, the term "Maturity Date" shall mean the earlier of (i) December 31, 2002 or (ii) the completion by the Borrower or any subsidiary of the Borrower of (A) an offering of equity securities or (B) a sale of assets, in either case in which the Borrower or such subsidiary realizes at least US $20,000,000 of gross proceeds.

     2. Prepayment. The Borrower may, at any time, but shall not be required to, prepay, in whole or in part, amounts due under this Note, provided that such prepayment shall include the Principal Amount being prepaid and all accrued interest thereon as of the date of such prepayment.

     3. Automatic Conversion of Promissory Note. This Note shall be automatically convertible into shares of Common Stock, par value $0.01 per share, of the Borrower at 5:00 p.m. New York time on the Maturity Date in the event that the Principal Amount and accrued interest thereon is not paid prior to such time, at a conversion price equal to 85% of the average closing sale price of the Borrower's Common Stock, as reported by the primary stock market or exchange on which the Borrower's Common Stock is traded, for the ten (10) trading days prior to the Maturity Date.

     4. Successors and Assignees. The terms of this Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assignees of the Borrower and the Payee, and, enforceable by any holder or holders of this Note; provided that the rights, obligations, covenants and agreements of the Borrower under this Note may not be assigned or delegated, as applicable, without the written consent of the Payee. In the event of any such transfer and assignment of this Note, the Borrower shall, upon surrender of this Note to the Borrower, execute and deliver in exchange therefor a new note. Each such new note shall be dated so that there will be no loss of interest on the surrendered Note and registered in the name of such person as the Payee or other holder of the surrendered Note may request.

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     5.  If

         (a) Borrower shall default in the payment of the Principal Amount, any interest thereon or any installment thereof as and when the same shall become due and payable, either at maturity, upon acceleration or otherwise, and such default shall continue for 10 days after written notice thereof;

         (b) Borrower makes an assignment for the benefit of creditors, commences (as the debtor) any case in bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law, or the Borrower consents to or admits the material allegations against it in any such case or proceeding against it;

         (c) a case in bankruptcy or any proceeding under any insolvency law is commenced against Borrower (as the debtor in such case or proceeding) and a court having jurisdiction in the premises enters an order for relief against such debtor in such case or proceeding and such case remains undismissed for thirty (30) days; or

         (d) a trustee, receiver, agent or custodian (however named) is appointed or authorized to take charge of substantially all of the property of Borrower for the purpose of enforcing a lien against such property for the benefit of creditors;

then and in each and every such case, the Payee may declare the Principal Amount of this Note and accrued interest thereon to be due and payable immediately, by written notice to the Borrower, and upon any such declaration, the same shall become and shall be immediately due and payable. At any time after such declaration of acceleration has been made, and before a judgment or decree for payment of money due has been obtained, the Payee may, by written notice to the Borrower, rescind and annul such declaration.

     6. Waiver. Payee will not be deemed to waive any of its rights under this Note unless its waiver is in writing and signed by the Payee. No delay or omission by the Payee in exercising any of its rights will operate as a waiver of its rights. A waiver in writing on one occasion will not be construed as a consent to or a waiver of any of the Payee's right or remedy on any future occasion.

     7. Notices. All notices and other communications with respect to this Note shall be in writing and shall be sent by hand delivery, receipt acknowledged, or by facsimile transmission, as follows:

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If to the Payee, to:

     Bebington Holdings N.V.
     C/o Gruppo Spigadoro N.V.
     Strawinskylaan 1725, 1077 XX
     Amsterdam, The Netherlands
     Facsimile:    31 20 6647557
     Attention:  Jacob Agam

If to the Borrower, to:

     Spigadoro, Inc.
     70 East 55th Street
     New York, New York 10022
     Telefax:  212-754-4044
     Attn: Chief Executive Officer

with copies to:

     Ethan Seer, Esq.
     Blank Rome Tenzer Greenblatt
     The Chrysler Building
     405 Lexington Avenue
     New York, New York  10174-0208
     Telefax:  212-885-5001

     8. Modifications and Amendments. No modification, rescission, waiver, forbearance, release or amendment of any provision of this Note shall be made, except by a written agreement duly executed by the Borrower and the Payee.

     9. Jurisdiction; Governing Law. The Borrower and Payee (a) acknowledge and agree that, in any suit, action or proceeding under this promissory note, the courts of the State of New York or the courts of the United States District Court for the Southern District of New York shall have the exclusive jurisdiction thereof and (b) consent to and waive any objection which the Payee now has or may hereafter have to proper venue existing in any of such courts. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof.

     10. Lost, Mutilated or Stolen Note. Upon receipt of evidence, reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of any such mutilation, upon the surrender of this Note for cancellation to the Borrower at its principal office, the Borrower will execute and deliver, in lieu thereof, a new note of like tenor containing the same terms as this Note, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note.

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     11. Headings. Paragraph headings used in this Note are for convenience of reference only, are not part of this Note and are not to effect the construction of, or to be taken into consideration in interpreting, this Note.

     12. Severability. If any provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Note shall remain in full and effect.

     IN WITNESS WHEREOF, the undersigned hereto has caused this Note to be executed by its duly authorized officers as of the date first above written.



                                            SPIGADORO, INC.

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

AGREED AND ACCEPTED:

BEBINGTON HOLDINGS N.V.

By:
   -------------------------------
   Name:
   Title:






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